Exhibit 99.1
I. INDIVIDUAL SMOKER CASES
Florida
a) Engle Progeny Cases.
Pursuant to the Florida Supreme Court’s July 2006 ruling in Engle v. Liggett Group Inc., which decertified the Engle class on a prospective basis, former class members had one year from January 11, 2007 to file individual lawsuits. In addition, some individuals who filed suit prior to January 11, 2007, and who claim they meet the conditions in Engle, are attempting to avail themselves of the Engle ruling. Lawsuits by individuals requesting the benefit of the Engle ruling, whether filed before or after the January 11, 2007 mandate, are hereinafter referred to as the “Engle progeny” cases. As of December 31, 2010, Liggett and/or the Company were named in 6,827 Engle progeny cases in both state and federal courts in Florida. These cases include approximately 9,100 plaintiffs, 3,736 of whom have claims pending in federal court and 5,380 in state court. The total number of plaintiffs include 671 consortium claims. The total number of state court cases may likely increase as courts may require multi-plaintiff cases to be severed into individual cases. The total number of plaintiffs may increase as a result of attempts by existing plaintiffs to add additional parties. For more information on the Engle case, see “Note 12. Contingencies.” As of December 31, 2010, 43 alleged Engle progeny cases, where Liggett is currently a named defendant, were scheduled for trial in 2011. These cases, and cases that have been tried and are currently on appeal, or will be appealed, are described below:
Allen, B. v. R.J. Reynolds, et al., Case No. 08-6848, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 03/28/08). One smoker suing on behalf of the estate and survivors of a deceased smoker. The case is set for trial starting 04/04/11.
Allen, J. v. R.J. Reynolds, et al., Case No. 16-2007-CA-11674-AXXXMA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 12/11/07). One individual suing. The case is scheduled for trial starting 05/02/11.
Alvarez v. R.J. Reynolds, et al., Case No. 07-30302, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 09/17/07). Two individuals suing. The case is scheduled for trial starting 04/11/11.
Baker v. R.J. Reynolds, et al., Case No. 16-2007-CA-008311-EXXXMA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 01/11/08). One individual suing. The case is scheduled for trial starting 10/03/11.
Blitch v. R.J. Reynolds, et al., Case No. 16-2007-CA-011175-EXXXMA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 11/29/07). One individual suing on behalf of the estate and survivors of a deceased smoker. Liggett is the only remaining defendant in this case. The case is scheduled for trial starting 03/07/11.
Bloom v. R.J. Reynolds, et al., Case No. 16-2007-CA-008311-EXXXMA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 09/18/07). One individual suing. The case is scheduled for trial starting 05/02/11.
Bronstein v. R.J. Reynolds, et al., Case No. 10-28219, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 11/29/07). One individual suing. The case is presently scheduled for the trial period 06/27/11 — 09/23/11.

Bowman v. R.J. Reynolds, et al., Case No. 16-2007-CA-11175-AXXXMA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 11/29/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 07/11/11.
Campbell v. R.J. Reynolds., et al., Case No. 2008-CA-2147, Circuit Court of the 1st Judicial Circuit, Florida, Escambia County (case filed 07/08/08). This is a wrongful death action which proceeded to jury trial in July 2009. In August 2009, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $7,800,000. The jury apportioned damages as follows: plaintiff — 57%, R.J. Reynolds — 39%, Philip Morris — 2%, and Liggett — 2% ($156,000). No punitive damages were awarded against Liggett. Plaintiff moved for an award of attorneys’ fees against Liggett pursuant to the fee shifting provisions of Florida’s proposal for settlement statute based on a settlement offer that was not accepted by Liggett. Entitlement to an attorney fee award, and the amount of such an award, will be determined in a separate proceeding. Defendants appealed the judgment. Oral argument on the appeal occurred on 01/05/11.
Calloway v. R.J. Reynolds, et al., Case No. 08-21770, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 05/15/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for the trial period 06/27/11 — 09/23/11.
Ciccone v. Brown & Williamson, et al., Case No. 04-13258, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 08/19/04). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for the trial period 03/28/11 — 06/24/11.
Clay v. R.J. Reynolds, et al., Case No. 2007-CA-003020, Circuit Court of the 1st Judicial Circuit, Florida, Escambia County (case filed 12/13/07). One individual suing on behalf of the estate and survivors of a deceased smoker. Trial commenced on March 22, 2010. On April 13, 2010, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $3,490,000. The jury apportioned damages as follows: plaintiff — 30%, Liggett — 10% ($349,000), R.J. Reynolds — 60%. The jury found Liggett liable for $1,000,000 in punitive damages. Plaintiff moved for an award of attorneys’ fees against Liggett pursuant to the fee shifting provisions of Florida’s proposal for settlement statute based on a settlement offer that was not accepted by Liggett. Entitlement to an attorney fee award, and the amount of such an award, will be determined in a separate proceeding. Defendants appealed the judgment.
Collins v. R.J. Reynolds, et al., Case No. 16-2007-CA-11175-EXXXMA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 11/29/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 10/31/11.
Cox v. R.J. Reynolds, et al., Case No. 01-2008-CA-3712, Circuit Court of the 8th Judicial Circuit, Florida, Alachua County (case filed 07/25/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 08/08/11.
Dawes v. R.J. Reynolds, et al., Case No. 07-36725, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 12/28/07). One individual suing. The case is scheduled for the trial period 09/26/11 — 12/16/11.

Delgado v. R.J. Reynolds, et al., Case No. 07-29094, Circuit Court of the 11th Judicial Circuit Florida, Miami-Dade County (case filed 09/07/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 05/02/11.
Douglas v. R.J. Reynolds, et al., Case No. 08-8108, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 11/02/07). One individual suing on behalf of the estate and survivors of a deceased smoker. On March 10, 2010, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $5,000,000. The jury apportioned damages as follows: plaintiff — 50%, Liggett — 27% ($1,350,000), Philip Morris — 18% and R.J. Reynolds — 5%. No punitive damages were awarded. Plaintiff moved for an award of attorneys’ fees against Liggett pursuant to the fee shifting provisions of Florida’s proposal for settlement statute based on a settlement offer that was not accepted by Liggett. The parties reached a confidential settlement agreement regarding the attorneys’ fees incurred through trial, which agreement is contingent upon the pending appeal of the compensatory damages award. Defendants appealed the judgment.
Eshbaugh v. R.J. Reynolds, et al., Case No. 07-CA-017247, Florida, Circuit Court of the 20th Judicial Circuit, Lee County (case filed 12/13/07). One individual suing on behalf of the estate and survivors of a deceased smoking. The case is scheduled for trial starting 09/06/11.
Hallgren v. R.J. Reynolds, et al., Case No. 10-761, Circuit Court of the 10th Judicial Circuit, Florida, Highlands County (case filed 06/22/10). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 10/10/11.
Hancock v. R.J. Reynolds, et al., Case No. 07-36725, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 06-03-10). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for the trial period 09/26/11 — 12/16/11.
Jewett v. R.J. Reynolds, et al., Case No. 16-2007-CA-012087-IXXXMA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 12/20/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 04/04/11.
Johnson v. R.J. Reynolds, et al., Case No. 16-2007-CA-011654-GXXXMA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 12/11/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 04/04/11.
Jones v. Philip Morris USA, Inc., et al., Case No. 07-012531, Circuit Court of the 6th Judicial Circuit, Florida, Pinellas County (case filed 11/29/07). One individual suing. The case is scheduled for trial starting 04/11/11.
Kaplan v. R.J. Reynolds, et al., Case No. 08-26341, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 05/01/08). One individual suing. The case is scheduled for trial starting in the second quarter of 2011.
Katz v. R.J. Reynolds, et al., Case No. 2009-CA-004037, Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 02/04/09). One individual suing on behalf of the estate and survivors of a deceased smoker. Liggett is the only remaining defendant in this case. The case is scheduled for trial starting 04/25/11.

Kirchen-Hawkins v. R.J. Reynolds, et al., Case No. 50 2008-CA-039473, Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 12/08/10). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 09/12/11.
Larkin v. R.J. Reynolds, et al., Case No. 02-02829, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 01/31/02). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 03/14/11.
Marotta v. R.J. Reynolds, et al., Case No. 07-36723, Florida, , Circuit Court of the 17th Judicial Circuit, Broward County (case filed 12/28/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for the trial period 06/27/11 — 09/23/11.
Marraffino v. R.J. Reynolds, et al., Case No. 08-22565, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 05/20/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for the trial period 03/28/11 — 06/24/11.
McLaughlin v. R.J. Reynolds, et al., Case No. 2008-CA-0104, Circuit Court of the 1st Judicial Circuit, Florida, Escambia County (case filed 01/10/08). Two individuals suing. The case is scheduled for trial starting 09/12/11.
O’Dwyer-Harkins v. R.J. Reynolds, et al., Case No. 16-2008-CA-000009-XXXX-MA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 01/02/08). One individual suing as on behalf of the estate and survivors of a deceased smoker. It is likely that Liggett will be the only remaining defendant in this case. The case is scheduled for trial starting 08/08/11.
Palmieri v. R.J. Reynolds, et al., Case No. 07-26287, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 10/10/07). One individual suing. The case is scheduled for trial starting 01/31/11.
Perring v. R.J. Reynolds, et al., Case No. 16-2007-CA-11785-AXXMA, Circuit Court of the 4th Judicial Circuit , Florida, Duval County (case filed 12/13/07). Two individuals suing. The case is scheduled for trial starting 10/31/11.
Putney v. R.J. Reynolds, et al., Case No. 07-36668, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 12/28/07). One individual suing on behalf of the estate and survivors of a deceased smoker. Trial commenced in March 2010. On April 26, 2010, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $15,000,000. The jury apportioned damages as follows: plaintiff — 35%, Liggett — 20% ($3,008,138), Philip Morris — 15% and R.J. Reynolds — 30%. No punitive damages were awarded against Liggett. Plaintiff moved for an award of attorneys’ fees against Liggett pursuant to the fee shifting provisions of Florida’s proposal for settlement statute based on a settlement offer that was not accepted by Liggett. Entitlement to an attorney fee award has been entered, and the amount of such award will be determined in a separate proceeding. Defendants appealed the judgment.
Richter v. R.J. Reynolds, et al., Case No. 50 2008-CA-038650, Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 12/08/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 09/12/11.

Rizzuto v. R.J. Reynolds, et al., Case No. H27-CA-2008-003318, Circuit Court of the 5th Judicial Circuit, Florida, Hernando County (case filed 05/21/08). The case is scheduled for trial starting 05/02/11.
Simon v. R.J. Reynolds, et al., Case No. 50 2008-CA-038812, Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 12/08/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 05/05/11.
Sotherden v. R.J. Reynolds, et al., Case No. 01-2008-CA-3116, Circuit Court of the 8th Judicial Circuit, Florida, Alachua County (case filed 06/09/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 03/07/11.
Starr-Allen v. R.J. Reynolds, et al., Case No. 16-2007-CA-12167-BXMA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 12/20/07). One individual suing on behalf of the estate and survivors of a deceased smoking. The case is scheduled for trial starting 11/28/11.
Syzmanski v. R.J. Reynolds, et al., Case No. 07-CA-015501, Circuit Court of the 20th Judicial Circuit, Florida, Lee County (case filed 11/20/07). One individual suing. The case is scheduled for trial starting 06/07/11.
Tatum v. R.J. Reynolds, et al., Case No. 2007-CA-3066, Circuit Court of the 1st Judicial Circuit, Florida, Escambia County (case filed 12/18/07). One individual suing. The case is scheduled for trial starting 07/18/11.
Tognoli v. R.J. Reynolds, et al., Case No. 08-45898, Florida, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 09/25/08). One individual suing on behalf of the estate and survivors of a deceased smoking. The case is scheduled for the trial period 09/26/11 — 12/16/11.
Tullo v. R.J. Reynolds, et al., Case No. 2008-CA-035457, Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 11/14/08). One individual suing. The case is scheduled for trial starting 03/28/11.
Walden v. R.J. Reynolds, et al., Case No. 2007-CA-2539, Circuit Court of the 1st Judicial Circuit, Florida, Escambia County (case filed 10/26/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 11/07/11.
Ward v. R.J. Reynolds, et al., Case No. 2008-CA-2135, Circuit Court of the 1st Judicial Circuit, Florida, Escambia County (case filed 12/13/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 07/18/11.
Washington v. R.J. Reynolds, et al., Case No. 16-2007-CA-11552-BXXXMA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 12/07/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 11/28/11.
West v. R.J. Reynolds, et al., Case No. 16-2007-CA-11525-XXXMA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 12/06/07). One individual suing. The case is scheduled for trial starting 08/08/11.

b) Other Individual Cases.
Beatty v. R.J. Reynolds, et al., Case No. 50-2009-CA-032435 (AB), Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 09/24/09). Two individuals suing. This case is scheduled for trial starting 09/12/11.
Bryant v. Philip Morris Inc., et al., Case No. 50-2008-CA-25429 (AJ), Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 08/25/08). One individual suing as personal representative of the estate and survivors of a deceased smoker.
Caldwell v. Philip Morris Inc., et al., Case No. 08-000391 (AA), Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 01/07/08). One individual suing on behalf of the estate and survivors of a deceased smoker.
Cowart v. Liggett Group Inc., et al., Case No. 98-01483-CA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 03/16/98). One individual suing. Liggett is the only tobacco company defendant in this case. The case is dormant.
Diamond v. R.J. Reynolds, et al., Case No. 08-24533, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 05/30/08). One individual suing.
Ferlanti v. Liggett Group LLC, Case No. 03-21697, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 12/11/03). One individual suing on behalf of the estate and survivors of a deceased smoker. Liggett was the sole defendant in this action. Trial concluded in February 2009 and the jury returned a verdict for plaintiff in the amount of $1,200,000 (plus $95,972 in economic damages) but found plaintiff 40% at fault, which reduced the damages award to $815,972. No punitive damages were awarded. The final judgment was entered on March 30, 2009. In February 2011, the award was affirmed on appeal. In May 2009, the court granted plaintiff’s motion for an award of attorneys’ fees and in September 2010, awarded legal fees of $996,000. The attorneys’ fee award is on appeal.
Fine v. Philip Morris, Inc., et al., Case No. 08-000383 (AA), Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 01/07/08). One individual suing on behalf of the estate and survivors of a deceased smoker.
Grose v. R.J. Reynolds, et al., Case No. 08-38276, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 08/15/08). One individual suing as personal representative of the estate and survivors of a deceased smoker.
Hikin, et al. v. Philip Morris Inc., et al., Case No. 08-57479, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 11/21/08). Two individuals suing.
Laschke, et al. v. R.J. Reynolds, et al., Case No. 96-8131-CI-008, Circuit Court of the 6th Judicial Circuit, Florida, Pinellas County (case filed 12/20/96). Two individuals suing. The dismissal of the case was reversed on appeal, and the case was remanded to the trial court. An amended complaint was filed by the plaintiffs. In January 2006, defendants filed motions to dismiss the amended complaint. A hearing has not been scheduled.
McKeever v. R.J. Reynolds Tobacco Co., et al., Case No. 09-87681, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 12/04/09). Two individuals suing.

Meckler v. Liggett Group Inc., Case No. 97-03949-CA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 07/10/97). One individual suing. Liggett is the only tobacco company defendant in this case. The case is dormant.
Rawls v. Liggett Group Inc., Case No. 97-01354-CA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 03/06/97). One individual suing. Liggett is the only tobacco company defendant in this case. The case is dormant.
Spivak v. Philip Morris Inc., et al., Case No. 08-19309 (AH), Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 06/26/08). One individual suing as personal representative of the estate and survivors of a deceased smoker.
Spry v. Liggett Group LLC, et al., Case No. 06-31216 CICI, Circuit Court of the 7th Judicial Circuit, Florida, Volusia County (case filed 07/27/06). Two individuals suing.
Louisiana
Dimm, et al. v. R.J. Reynolds, et al., Case No. 53919, Circuit Court of the 18th Judicial District Court, Louisiana, Iberville Parish (case filed 07/25/00). Seven individuals suing.
Hunter, et al. v. R. J. Reynolds, et al., Case No. 2002/18748m, Circuit Court of the Civil District Court, Louisiana, Parish of Orleans (case filed 12/04/02). Two individuals suing.
Newsom, et al. v. R.J. Reynolds, et al., Case No. 105838, Circuit Court of the 16th Judicial District Court, Louisiana, St. Mary Parish (case filed 05/17/00). Five individuals suing.
Oser v. The American Tobacco Co., et al., Case No. 97-9293, Circuit Court of the Civil District Court, Louisiana, Parish of Orleans (case filed 05/27/97). One individual suing.
Reese, et al. v. R. J. Reynolds, et al., Case No. 2003-12761, Circuit Court of the 22nd Judicial District Court, Louisiana, St. Tammany Parish (case filed 06/10/03). Five individuals suing.
Maryland
Burik, et al. v. John Crane-Houdaille, Inc. et al., Case No. 24-X-08-000429, Circuit Court, Maryland, Baltimore City (case filed 06/09/10). Plaintiff is suing individually and as personal representative of the estate of a deceased smoker. Plaintiff seeks damages allegedly caused to decedent by exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett. The defendants, including Liggett, filed a motion to dismiss in July 2010. Plaintiff filed a Response to the Defendants’ Motion to Dismiss on 07/29/10. The motion is pending.
Kraska, et al. v. John Crane-Houdaille, Inc. et al., Case No. 24X08000209, Circuit Court, Maryland, Baltimore City (case filed 08/02/10). Plaintiff is suing individually and as personal representative of the estate of a deceased smoker. Plaintiff seeks damages allegedly caused to decedent by exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett. Liggett joined in and adopted the Defendants’ Motion to Dismiss on 10/08/10. The motion is pending.

Love, et al. v. John Crane-Houdaille, Inc. et al., Case No. 24-X-08-000120, Circuit Court, Maryland, Baltimore City (case filed 06/01/10). Plaintiff and his wife seek damages allegedly caused by exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett. The defendants filed a motion to dismiss in July 2010. Plaintiffs filed a Response to the Defendants’ Motion to Dismiss on 07/29/10. The motion is pending.
Schoppert, et al., v. John Crane-Houdaille, Inc., et al., Case No. 24-X-07-000300, Circuit Court, Maryland, Baltimore City (case filed 02/19/10). Plaintiffs are husband and wife. Plaintiffs seek damages allegedly caused to Plaintiff Leon D. Schoppert by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett. Liggett joined in and adopted the Defendants’ Motion to Dismiss on 08/18/10. Plaintiffs filed a response to Liggett’s Motion to Dismiss on 08/20/10. The motion is pending.
Missouri
Nuzum, et al. v. Brown & Williamson Tobacco Corporation, et al., Case No. 03-cv-237237, Circuit Court, Missouri, Jackson County (case filed 05/21/03). Two individuals suing.
New York
Brantley v. The American Tobacco Company, et al., Case No. 114317/01, Supreme Court of New York, New York County (case filed 07/23/01). One individual suing.
Debobes v. The American Tobacco Company, et al., Case No. 29544/92, Supreme Court of New York, Nassau County (case filed 10/17/97). One individual suing.
Hausrath, et al. v. Liggett Group LLC, Case No. I2001-09526, Supreme Court of New York, Erie County (case filed 01/24/02). Two individuals suing. Liggett is the only defendant in this case.
James v. The American Tobacco Company, et al., Case No. 103034/02, Supreme Court of New York, New York County (case filed 04/04/97). One individual suing.
Shea, et al. v. The American Tobacco Company, et al., Case No. 008938/03, Supreme Court of New York, Nassau County (case filed 10/17/97). Two individuals suing. In December 2008, the trial court granted defendants’ motion to dismiss plaintiffs’ claims for punitive damages as barred by the prior settlement with the New York Attorney General, but denied the defendants’ motion to dismiss the case. The dismissal of the punitive damages claim was affirmed by the intermediate appellate court in May 2010. Plaintiffs’ motion to reargue the decision was denied by the appellate court.
Standish v. The American Tobacco Company, et al., Case No. 18418-97, Supreme Court of New York, Bronx County (case filed 07/28/97). One individual suing.
Tomasino, et al. v. The American Tobacco Company, et al., Case No. 027182/97, Supreme Court of New York, Nassau County (case filed 09/23/97). Two individuals suing. In June 2009, the trial court granted defendants’ motion to dismiss plaintiffs’ claims for punitive damages as barred by the prior settlement with the New York Attorney General, but denied the defendants’ motion to dismiss the case. The dismissal of the punitive damages claim was affirmed by the intermediate appellate court in May 2010. Plaintiffs’ motion to reargue the decision was denied by the appellate court.
Yedwabnick v. The American Tobacco Company, et al., Case No. 20525/97, Supreme Court of New York, Queens County (case filed 09/19/97). One individual suing.
Ohio
Croft, et al. v. Akron Gasket & Packing, et al., Case No. CV04541681, Court of Common Pleas, Ohio, Cuyahoga County (case filed 08/25/05). Two individuals suing.
West Virginia
Brewer, et al. v. The American Tobacco Company, et al., Case No. 01-C-82, Circuit Court, West Virginia, Ohio County (case filed 03/20/01). Two individuals suing.
     Little v. The American Tobacco Company, et al., Case No. 01-C-235, Circuit Court, West Virginia, Ohio County (case filed 06/04/01). One individual suing.
II. CLASS ACTION CASES
a) Smoking Related
Brown, et al. v. Philip Morris USA Inc., et al., (In Re: Tobacco II Cases), Case No. 711400, Superior Court of California, County of San Diego (case filed 10/01/97). The action was brought against the major U.S. cigarette manufacturers, including Liggett, seeking to recover restitution, disgorgement of profits and other equitable relief under California Business and Professions Code. In April 2001, under the California Unfair Competition Laws and the Consumer Legal Remedies Act, the court granted in part the plaintiffs’ motion for certification of a class composed of residents of California who smoked at least one of the defendants’ cigarettes from June 10, 1993 through April 23, 2001, and who were exposed to the defendants’ marketing and advertising activities in California. Certification was granted as to the plaintiffs’ claims that the defendants violated § 17200 of the California Business and Professions Code pertaining to unfair competition. The court, however, refused to certify the class under the California Legal Remedies Act or the plaintiffs’ common law claims. Following the November 2004 passage of a proposition in California that changed the law regarding cases of this nature, the defendants moved to decertify the class. In March 2005, the court granted the defendants’ motion, and plaintiffs appealed that decertification order. In September 2006, the California Court of Appeal affirmed the class decertification order. In May 2009, the California Supreme Court reversed the class decertification order and remanded the case for further proceedings regarding whether there are class representatives that can demonstrate standing. In June 2009, the defendants filed a Petition for Rehearing in the California Supreme Court, which was denied by the court in August 2009. Additionally, in September 2009, plaintiffs’ counsel informed the trial court that plaintiffs intend to seek reconsideration of the trial court’s September 2004 order finding that plaintiffs’ allegations regarding lights cigarettes are preempted by federal law. Plaintiffs contend that the recent decision in Altria v. Good, by the United States Supreme Court, necessitates reconsideration of the trial court’s September 2004 preemption ruling. In March 2010, the trial court granted reconsideration of its September 2004 order granting partial summary judgment to defendants with respect to plaintiffs’ “lights” claims on the basis of judicial decisions issued since its order was issued, including the United States Supreme Court’s ruling in Altria, thereby reinstating plaintiffs’ “lights” claims. Since the trial court’s prior ruling decertifying the class was reversed on appeal by the California Supreme Court, the parties and the court are treating all claims currently being asserted by the plaintiffs as certified, subject, however, to defendants’ challenge to the class representatives standing to assert their claims. In December 2010, defendants filed a motion for a determination that the class representatives lack standing and are not adequate to represent the class. Argument on this motion is scheduled for February 23, 2011. Trial is scheduled to start on 05/06/11.
Cleary, et al. v. Philip Morris, Inc., et al., Case No. 09-cv-01596, USDC Northern District of Illinois (case was originally filed 06/03/98 in Circuit Court of Cook County, Illinois). The action was brought on behalf of persons who have allegedly been injured by (1) the defendants’ purported conspiracy pursuant to which defendants allegedly concealed material facts regarding the addictive nature of nicotine; (2) the defendants’ alleged acts of targeting their advertising and marketing to minors; and (3) the defendants’ claimed breach of the public’s right to defendants’ compliance with laws prohibiting the distribution of cigarettes to minors. The plaintiffs seek disgorgement of all profits unjustly received through defendants’ sale of cigarettes to plaintiffs. In March 2009, plaintiffs filed a Third Amended Complaint replacing one named class representative with a new plaintiff and adding new allegations regarding defendants’ sale of “light” cigarettes. In March 2009, defendants filed a notice of removal to the United States District Court for the Northern District of Illinois. In November 2009, plaintiffs filed a revised motion for class certification. On February 1, 2010, the court granted summary judgment in favor of defendants as to all claims, other than a “lights” claim involving another cigarette manufacturer. On February 22, 2010, the court denied plaintiffs’ motion for class certification as to each purported class of plaintiffs, but, allowed plaintiffs an opportunity to reinstate the motion as to the addiction claim, if the plaintiffs identified a new class representative, which they did, on April 13, 2010. Plaintiffs filed a Fourth Amended Complaint in an attempt to resurrect their addiction claims. In June 2010, the court granted defendants’ motion to dismiss the Fourth Amended Complaint. Plaintiffs motion for reconsideration was denied by the court. In August 2010, plaintiffs appealed to the United States Court of Appeals for the Seventh Circuit.
In Re: Tobacco Litigation (Personal Injury Cases), Case No. 00-C-5000, Circuit Court, West Virginia, Ohio County (case filed 01/18/00). Although not technically a class action, the court consolidated approximately 750 individual smoker actions that were pending prior to 2001 for trial on some common related issues. Liggett was severed from trial of the consolidated action. Trial commenced in June 2010 and ended in a mistrial. A new trial is scheduled for 10/17/11.
Parsons, et al. v. A C & S Inc., et al., Case No. 98-C-388, Circuit Court, West Virginia, Kanawha County (case filed 04/09/98). This personal injury class action is brought on behalf of plaintiff’s decedent and all West Virginia residents who allegedly have personal injury claims arising from their exposure to cigarette smoke and asbestos fibers. The case is stayed as a result of the December 2000 bankruptcy petitions filed by three defendants in the United States Bankruptcy Court for the District of Delaware.
Young, et al. v. American Brands Inc., et al., Case No. 97-19984cv, Civil District Court, Louisiana, Orleans Parish (case filed 11/12/97). This purported personal injury class action is brought on behalf of plaintiff and all similarly situated residents in Louisiana who, though not themselves cigarette smokers, have been exposed to secondhand smoke from cigarettes which were manufactured by the defendants, and who suffered injury as a result of that exposure. The class has not been certified. The plaintiffs seek to recover an unspecified amount of compensatory and punitive damages. In October 2004, the trial court stayed this case pending the outcome of an appeal in Scott v. American Tobacco Co.

b) Price Fixing
Smith, et al. v. Philip Morris, Inc., et al., Case No. 00-cv-26, District Court, Kansas, Seward County (case filed 02/07/00). In this class action, plaintiffs allege that defendants conspired to fix, raise, stabilize, or maintain prices for cigarettes in Kansas. The court granted class certification in November 2001 and discovery is proceeding. A status conference was conducted in August 2010 at which time the court ordered the parties to non-binding mediation.
III. HEALTH CARE COST RECOVERY ACTIONS
City of St. Louis, et al. v. American Tobacco Company, Inc., et al., Case No. cv-982-09652, Circuit Court, Missouri, City of St. Louis (case filed 11/16/98). The City of St. Louis and approximately 38 hospitals and former hospitals seek to recover past and future costs expended to provide healthcare to charity and bad debt patients suffering from tobacco-related illnesses, as well as the increased costs associated with the treatment of all patients, from defendants, including Liggett Group LLC and Liggett & Myers Inc. In June 2005, the court granted defendants’ motion for summary judgment as to claims for damages which accrued prior to November 16, 1993. In April 2010, the court further determined that each plaintiff is barred from seeking any damages which accrued more than five years prior to the time that that plaintiff joined the suit. In that same order, the court granted partial summary judgment for defendants barring plaintiffs’ claim for future damages, which include damages that may accrue after August 23, 2007 or a later date (but prior to trial) as the court may determine by subsequent order. In June 2010, the court denied plaintiffs’ motion for summary judgment asserting collateral estoppel. In July 2010, the court granted in part defendants’ motion for partial summary judgment based on preemption, regarding: failure to warn claims, whether sounding in negligence or in strict liability; negligent omission (although not including the negligent misrepresentation or fraudulent omission claims); and “targeted marketing” claims. On October 8, 2010, the Court granted partial summary judgment on claims alleging misrepresentation, concealment and omission based upon the plaintiffs’ failure to prove reliance. Claims for civil conspiracy, aiding and abetting, strict liability, negligent design, restitution and punitive damages are pending. Defendants have filed other summary judgment motions that remain pending. Trial commenced 01/31/11.
Crow Creek Sioux Tribe v. The American Tobacco Company, et al., Case No. cv-97-09-082, Tribal Court of the Crow Creek Sioux Tribe, South Dakota (case filed 09/26/97). The plaintiff seeks to recover actual and punitive damages, restitution, funding of a clinical cessation program, funding of a corrective public education program and disgorgement of unjust profits from sales to minors. The case is dormant.
General Health Services (Kupat Holim Clalit) v. Philip Morris, Inc., et al., Case No. 1571/98, District Court, Jerusalem, Israel (case filed 09/28/98). General Health Services seeks to recover the past and future value of the total expenditures for health-care services provided to residents of Israel resulting from tobacco related disease along with interest, increased and/or exemplary damages and costs. Motions filed by the defendants are pending before the Israel Supreme Court.
National Committee to Preserve Social Security and Medicare, et al. v. Philip Morris USA, Inc., et al., 08-cv-02021, USDC, Eastern District of New York (case filed 05/20/08). Plaintiffs filed this action pursuant to the Medicare as Secondary Payer statute to recover for Medicare expenditures made from May 21, 2002 to the present. In July 2008, defendants’ filed a motion to dismiss and plaintiffs’ filed a motion for partial summary judgment. In March 2009, the court granted defendants’ motion to dismiss. In May 2009, plaintiffs noticed an appeal to the United States Court of Appeals for the Second Circuit and in September 2010, the court vacated the district court’s decision with instructions to dismiss the case on other grounds. Plaintiffs’ motion for rehearing was denied by the court and on December 20, 2010, the court remanded the case to the district court with instructions to dismiss the complaint.